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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                               -----------------------


                                       FORM 8-K
                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                 June 2, 1997
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                              TCF Financial Corporation
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                (Exact name of registrant as specified in its charter)



                                       Delaware
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                    (State or other jurisdiction of incorporation)



         0-16431                                         41-1591444
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Commission File Number                         (IRS Employer Identification No.)



            801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402
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                       (Address of principal executive offices)



    (612) 661-6500
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Registrant's Telephone Number

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Item 5.  OTHER EVENTS

         On June 2 , 1997, TCF Financial Corporation (the "Registrant") announced that the Federal Reserve Board approved the Registrant's previously announced proposed acquisition of Winthrop Resources Corporation. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Registrant's press release relating to its announcement dated June 2, 1997.

         On June 3, 1997, the Registrant announced that it completed a public offering of 700,000 shares of its common stock at a price of $43.375 per share. The sale of these shares closed on June 9, 1997. Attached hereto as Exhibit 99.2 and incorporated herein by reference is the Registrant's press release relating to its announcement dated June 3, 1997.

         On June 10, 1997, the Registrant announced that it has authorized the issuance of approximately 419,000 shares of common stock on connection with the conversion by holders of the Great Lakes National Bank Michigan (f/k/a Great Lakes Bancorp, A Federal Savings Bank) 7 1/4 percent convertible subordinated debentures due 2011, which the registrant had previously announced it would be redeeming at par on June 16, 1997. Attached hereto as Exhibit 99.3 and incorporated herein by the reference is the Registrant's press release relating to its announcement dated June 10, 1997.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1  Press Release dated June 2, 1997.

         99.2  Press Release dated June 3, 1997.

         99.3  Press Release dated June 10, 1997.


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                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 10, 1997

                                  TCF FINANCIAL CORPORATION



                                  By   /s/ Ronald J. Palmer
                                       -------------------------------------
                                       Ronald J. Palmer
                                  Its  Treasurer and Chief Financial Officer